Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 17, 2000 (except for the first, second and third paragraphs of Note 8 as to which the dates are August 28, 2000, September 11, 2000 and September 11, 2000, respectively) in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-53820) and related Prospectus of Alternative Technology Resources, Inc. for the registration of 20,604,773 shares of its common stock.

                                                   /s/ Ernst & Young LLP

Sacramento, California
February 1, 2001